SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

October 18, 2007 (October 2, 2007)

Date of Report (Date of earliest event reported)

AVAX TECHNOLOGIES, INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-29222	13-3575874
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2000 Hamilton Street

Suite 204

Philadelphia, PA 19130

(Address of principal executive offices)

(215) 241-9760

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously reported on May 31, 2007, the President of the Company, Richard P. Rainey, was given the additional title of Chief Executive Officer and appointed to the Company’s Board of Directors. On October 2, 2007, the Company executed an extension of the previously expired employment agreement with Mr. Rainey. The amendment to the employment agreement is effective as of April 1, 2007, which is the date that the original employment agreement expired. In accordance with the extension, Mr. Rainey will serve as President and Chief Executive Officer of the Company, with the term of the extension expiring March 31, 2010. Mr. Rainey receives a current annual base salary of $350,000, to be reviewed annually each April 1st. Under the terms of the extension, all terms of the prior employment agreement not modified by the extension remain in force.

Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits.

The following exhibits are filed as part of this Report:

Exhibit No.	Description

10.1	Letter Agreement dated October 2, 2007, amending the Employment Agreement between AVAX Technologies, Inc. and Richard P. Rainey dated as of April 1, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 18, 2007.	AVAX TECHNOLOGIES, INC.
	By:	/s/ Richard P. Rainey
	Name:	Richard P. Rainey
	Title:	President and Chief Executive Officer